Exhibit 3.4

RITTER PHARMACEUTICALS, INC.

CERTIFICATE OF AMENDMENT

TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Ritter Pharmaceuticals, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.	The name of the corporation is Ritter Pharmaceuticals, Inc.

2.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation first filed with the Secretary of State on September 16, 2008, as amended (the “Certificate of Incorporation”).

3.	Article I of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“ARTICLE I
NAME

The name of the Corporation is Qualigen Therapeutics, Inc. (the “Corporation”).”

4.	This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.	This Certificate of Amendment shall become effective at 8:10 p.m., Eastern Time, on May 22, 2020, and no sooner.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 22nd day of May 2020.

RITTER PHARMACEUTICALS, INC.

By	/s/ Andrew Ritter
Name:	Andrew Ritter
Title:	Chief Executive Officer